Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Exhibit 10.28

CONSULTING SERVICE AGREEMENT

Project Name: Consulting Services for the Phase III Clinical Trial of [18F] APN-1607

Client (Party A): Yantai Yitai Pharmaceutical Technology Co., Ltd.

Service Provider (Party B): Suzhou APRINOIA Therapeutics Co., Ltd.

Place of Signing: Yantai City, Shandong Province

Term: Date of execution to the date when the marketing authorization is obtained for [18F] APN-1607

Whereas, Party A has entered into that certain License and Commercialization Agreement with an affiliate of Party B, APRINOIA Therapeutics Inc., a company duly organized under the laws of Japan with its place of business at Shinkawa 1-2-8, Chuo-ku, Tokyo 104-0033, Japan (“APN JP”), under which APN JP grants to Party A an exclusive license under [18F] APN-1607 within the Licensed Field in the Licensed Territory.

Whereas, Party A and Party B have entered into that certain Assignment and Consulting Service Agreement, under which Party B shall assign to Party A certain approval documents relating to the National Medical Products Administration (NMPA) registrational clinical trial No. CTR20212222 and the rights and interests therein, and shall provide consulting services to Party A for a period of no more than 200 hours per year.

Whereas, Party A intends to engage Party B to render consulting services for the Phase III clinical trial of [18F] APN-1607 outside of the service period as agreed in the Assignment and Consulting Service Agreement and pay for such consulting services, and Party B wishes to accept the engagement and provide such services.

After friendly consultation, and on the basis of true and full expression of their respective wills, Party A and Party B hereby enter into the following agreement in connection with the research and development of the Project, the ownership of deliverables, the distribution of proceeds, the liability for risk, and the technical and legal issues related to the Project in accordance with the Civil Code of the People’s Republic of China and other laws and regulations, which agreement shall be observed by both parties hereto.

Section 1 Engagement

1.1 Project Objective: Party A hereby engages Party B to render consulting services for the Phase III clinical trial of [18F] APN-1607.

1.2 Project Description: Pursuant to the NMPA registrational clinical trial No. CTR20212222, after Party A proposes the “specific work items” or after Party A agrees in writing to the “specific work items” proposed by Party B based on the work required to complete the clinical trial No. CTR20212222, Party B’s clinical team shall be responsible for solving or supporting the relevant clinical trials, manufacturing license application and marketing authorization application in cooperation with various investigational sites and suppliers (see Annex I for the list of investigational sites and suppliers). For the avoidance of doubt: (i) Party A shall have the right to engage Party B to conduct other clinical and non-clinical studies and related registration work as necessary to support the commercialization of [18F] APN-1607; (ii) for the period from March 31, 2023 until the date of this Agreement, the services provided by Party B as agreed upon by both parties shall be deemed to be within the scope of the “specific work items”; and (iii) the registration work for the marketing authorization application shall be conducted in the name of, and led by, Party A or its designated affiliate.

Section 2 Place, Manner and Schedule of Performance

2.1 Place of Performance: Location of Suzhou APRINOIA Therapeutics Co., Ltd.

2.2 Manner of Performance: Party B shall complete the consulting services for the corresponding clinical trial within the time period as agreed upon by both parties herein, and after completion of the entire clinical trial, Party B shall ensure to deliver to Party A the documents, data and summary report related to the clinical trial in a standardized and truthful manner.

Section 3 Contractual Amount and Payment

3.1 The contractual amount hereunder shall consist of disbursements and labor costs.

Disbursements shall include travel, communication, courier and photocopying expenses incurred by Party B in the performance of this Agreement, for which Party B shall provide formal invoices as evidence. The settlement amount of the disbursements shall be consistent with the amount shown in the invoices. If a single disbursement exceeds RMB[***], or the travel expenses exceed RMB[***] in a single month, Party B shall notify Party A of such expense items and details before incurring such disbursements, which will be paid by Party A upon its confirmation.

Labor costs shall refer to the actual labor costs of Party B during the implementation of the Project (labor costs = hourly rate * working hours), and the number of working hours of each month shall be subject to the itemized timesheet submitted by Party B on the last day of each month. Party A and Party B have agreed on the hourly rates for Party B’s key supporting staff, as set out in Annex II.

Party A and Party B acknowledge and agree that the amount of labor costs to be paid by Party A to Party B hereunder shall not exceed RMB[***] (pre-tax) per year. The cap is calculated based on Party B’s workload under normal circumstances, and if additional workload arises due to force majeure, the parties may communicate and negotiate to enter into another supplemental agreement not subject to such cap.

3.2 Party B shall submit to Party A on the last day of each month a billing statement for the settlement of monthly expenses, which shall include details of disbursements, scanned copies of the corresponding formal invoices, and an itemized timesheet. After Party A receives the billing statement and confirms its accuracy, Party A shall pay Party B the amount set out in the billing statement within [***] days, unless there is a dispute over the settlement amount. If Party A has a dispute over any amount set out in the billing statement, Party A shall raise the dispute with Party B within [***] days after receipt of the billing statement, Party B shall provide a written explanation within [***] days after receipt of Party A’s notice, and both parties shall negotiate to resolve the dispute. Party A shall pay the undisputed amount to Party B within [***] days after receipt of the billing statement and confirmation of its accuracy, and any disputed amount shall be paid to Party B within [***] days after the dispute is resolved. Party A shall not be liable for any delay in payment due to negotiation over the disputed amount. If Party A does not raise a dispute with Party B within [***] days after receipt of the billing statement, Party A shall be deemed to have accepted all amounts set out in the billing statement.

3.3 Party B shall fill out the timesheets in a complete, accurate and careful manner to ensure the accuracy of the labor costs, and submit the itemized timesheet of the previous week to Party A on every Monday, in order to illustrate the allocation of working hours of various departments of Party B in the process of Project implementation. After receipt of the itemized timesheet, Party A shall provide feedback on the following day, and Party A shall have the right to verify the completion of the timesheet by Party B’s personnel who fill out the timesheet.

3.4 Party B’s designated account:

A/C: Suzhou APRINOIA Therapeutics Co., Ltd.

A/C No.: [***]

Bank: Suzhou Dushu Lake Sub-Branch, China Merchants Bank

3.5 Any payment to be made by Party A to Party B pursuant to this Agreement shall include all taxes, and Party B shall assume the obligation to pay the taxes on such payment and shall bear all applicable taxes. However, in the event of a change in the tax rate due to national laws and regulations, the tax amount shall increase or decrease accordingly based on the difference in the tax rate. In the absence of any other disputes, the “Name of Taxable Items” in the invoice shall be limited to “Technical Service Fee”.

Section 4 Rights and Obligations of the Parties

4.1 Party A’s Rights and Obligations

(a) to pay the relevant fees to Party B when due and payable as agreed in the Agreement;

(b) to review (or confirm) the Project materials provided by Party B in a timely manner in the course of Project implementation, with the review (or confirmation) period not exceeding [***] days;

(c) to appoint personnel to participate in the co-monitoring of the clinical trial and attend meetings related to the clinical trial as required; and

(d) to promptly provide Party B with instructions necessary to complete the specific work items.

4.2 Party B’s Rights and Obligations

(a) pursuant to the NMPA registrational clinical trial No. CTR20212222, after Party A proposes the “specific work items”, Party B’s clinical team to be responsible for solving or supporting the relevant clinical trials, manufacturing license application and marketing authorization application in cooperation with various investigational sites and suppliers;

(b) after Party A proposes the “specific work items”, to formulate a work plan based on the specific work items and the current progress of the clinical trial, and to deploy professional staff;

(c) to comply with GCP to ensure the standardization of the clinical trial process and authenticity of the clinical trial results;

(d) to communicate with Party A on the progress of the work in a timely manner and complete all phases of the work as scheduled in accordance with this Agreement;

(e) to report weekly on the progress of the Project and keep a true and complete record of each meeting; and

(f) to deliver to Party A the documents, data and summary report related to the clinical trial to Party A within 1 month after the completion of all solution and support work and the end of the clinical trial.

Section 5 Ownership and Sharing of Technical Deliverables

The intellectual property rights in all materials and information provided by Party A to Party B, as well as the final and phased deliverables provided by Party B to Party A hereunder, shall be owned by Party A. Without Party A’s prior written consent, Party B shall not make any unauthorized use of such deliverables, nor shall it transfer or disclose such deliverables to any third party for use.

Section 6 Allocation of Liability for Risk

6.1 If the clinical trial fails, is suspended or delayed in whole or in part due to technical difficulties that are difficult to overcome with the existing state of technology and conditions in the performance of this Agreement, the losses caused thereby shall be borne by Party A, and Party B shall not bear the corresponding risk.

6.2 Party A shall be liable for any delay in, or failure of, the clinical trial due to any cause attributable to Party A.

6.3 Party B shall be liable for any delay in, or failure of, the clinical trial due to a breach of this Agreement by Party B.

6.4 If the clinical trial fails in whole or in part due to force majeure in the performance of this Agreement, Party B shall not bear any liability for the losses caused thereby.

6.5 In the event that either party discovers that a technical risk exists and may lead to the failure or partial failure of the clinical trial, it shall notify the other party in writing within [***] days of discovery of the risk and take appropriate measures to minimize the losses. The other party shall inform in writing whether to continue to perform this Agreement after receipt of the first party’s notice.

Section 7 Liability for Breach

7.1 To the extent permitted by law, the maximum amount of Party B’s total liability under this Agreement shall be limited to the total amount of fees received by Party B hereunder, except in the case where Party A suffers economic loss due to Party B’s willful misconduct or negligence.

7.2 The following cases shall not constitute a breach of this Agreement:

(a) The inability to perform this Agreement due to a change in national policy or other force majeure reasons;

(b) Failure or partial failure of research and development due to technical difficulties that are difficult to overcome with the existing state of technology and conditions in the performance of this Agreement shall not be deemed a breach of this Agreement by Party B; and

(c) Adjustment to the clinical trial protocol by mutual consent shall not be deemed a breach of this Agreement by either party.

7.3 All overdue payments shall bear interest at the rate of four percent (4%) per annum from the due date to the date of payment.

Section 8 Termination

8.1 If Party A fails to pay the relevant fees as agreed in this Agreement, or if the clinical trial cannot be conducted within 6 months from the date hereof or has to be extended for more than 6 months due to Party A’s reasons, Party B shall have the right to unilaterally terminate this Agreement.

8.2 During the term of this Agreement, Party A may unilaterally terminate this Agreement upon [***] days’ written notice.

8.3 This Agreement may be terminated by mutual consent.

8.4 In the event of termination, if the actual costs incurred exceed the amount received by Party B hereunder, Party B shall have the right to collect the difference from Party A, and Party A shall make the payment within [***] days after receipt of the payment notice. Party B shall, within [***] days after receipt of the payment, return to Party A all materials and deliverables related to the Project that shall be owned by Party A. In the event of termination, if the amount received by Party B hereunder exceeds the actual costs incurred, Party B shall refund to Party A the remaining amount after deducting the actual costs incurred as well as taxes and comprehensive management fees (equal to 10% of the actual costs incurred).

Section 9 Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any dispute raising out of the performance of this Agreement shall be resolved by friendly consultation between the parties, failing which, either party may file a lawsuit before the people’s court of the place where Party A is located.

Section 10 Interpretations

“Day” refers to a statutory business day; “month” refers to a calendar month.

Section 11 Confidentiality

11.1 “Confidential Information” refers to the material information of the other party that has come to the knowledge of either party as a result of executing and performing this Agreement, including but not limited to capital operation plans, financial information, business decisions, test methods, manufacturing costs, pricing policies, project designs, technical secrets, technical solutions, formulas, operating methods, technical data, intellectual property rights and other related information. Both Party A and Party B shall be obliged to maintain the confidentiality of each other’s Confidential Information. Neither party shall disclose the Confidential Information of the other party to any third party, or use such Confidential Information in any way, either alone or with others or for other projects, without the written consent of the other party, except as permitted in Section 11.2 below.

11.2 The parties hereto may disclose the Confidential Information referred to in Section 11.1 above only in the following cases:

(a) as required by law;

(b) as required by any governmental or regulatory authority of competent jurisdiction;

(c) disclosure to such party’s professional advisors or counsel;

(d) disclosure of the information covered by this Agreement through no fault of such party; and

(e) with the prior written consent of each party.

11.3 Party A and Party B shall strictly limit access to each other’s Confidential Information to their respective employees or representatives who have signed a confidentiality agreement with one of the parties hereto, and the confidentiality obligations of such employees or representatives shall be no less stringent than those set forth in this Agreement. If an employee or representative of Party A or Party B breaches the confidentiality obligations, the receiving party shall be jointly and severally liable for such breach.

11.4 This Section shall survive the termination of this Agreement for an indefinite period of time.

11.5 If a party breaches the confidentiality obligations set forth above, it shall be liable for such breach and shall compensate for any losses caused thereby.

Section 12 Miscellaneous

12.1 The parties may adjust the services hereunder according to the progress of the Project and enter into a supplemental agreement based on the service fee incurred, which shall have the same legal effect as this Agreement.

12.2 The annexes hereto shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

12.3 This Agreement shall come into force as of the date of signature and seal by both parties.

12.4 This Agreement is made in two copies, one for each party, with the same legal effect.

Party A:

/s/Yantai Yitai Pharmaceutical Technology Co., Ltd.
Yantai Yitai Pharmaceutical Technology Co., Ltd.

Authorized signatory:

/s/ Xiping Shen
Xiping Shen

Party B:

/s/ Suzhou APRINOIA Therapeutics Co., Ltd.
Suzhou APRINOIA Therapeutics Co., Ltd.

Authorized signatory:

/s/ Ming-Kuei Jang
Ming-Kuei Jang

Annex I

List of Investigational Sites and Suppliers

[***]

Annex II

List and Hourly Rates for Party B’s Key Supporting Staff

[***]